HAWKEYE BANCORPORATION
Financial Highlights & Historical Summary
(Unaudited in thousands)
----------------------------------------------------------------------------------------------
At the Period Ending:                                 Percent               September 30,
                                                      Increase          1995            1994
----------------------------------------------------------------------------------------------
Total Assets                                             5.4 %     $1,992,565      $1,891,356
Total Deposits                                           4.0        1,717,075       1,651,206
Total Loans                                              6.2        1,298,589       1,222,615
Total Shareholders' Equity                              12.3          192,819         171,733

For the Nine Months Ending:
----------------------------------------------------------------------------------------------
Net Interest Income                                      6.6 %         56,563      $   53,081
Net Income                                              (0.7)          17,327          17,446

Per Share
----------------------------------------------------------------------------------------------
Net Income per Common & Common Equivalent Share         (2.3)%     $     1.28      $     1.31
Book Value per Common Share                             11.2            14.32           12.88
----------------------------------------------------------------------------------------------

At the Period Ending:                           September 30,    September 30,    December 31,
                                                        1995             1994            1994
----------------------------------------------------------------------------------------------
Ratios:

Primary capital to assets                              10.64%           10.11%          10.04%
Allowance for loan losses as a percent of loans         1.66             1.77            1.73
Return on average assets                                1.18             1.26            1.27
Return on average equity                               12.52            13.90           14.04
_______________________________________________________________________________________________



Graph Charts Data


Total Shareholders' Equity
1990                                                $118,981
1991                                                $129,444
1992                                                $147,085
1993                                                $162,552
1994                                                $174,354
9/30/95                                             $192,819

Book Value per Common Share
1990                                                   $7.87
1991                                                   $9.38
1992                                                  $10.84
1993                                                  $12.15
1994                                                  $13.06
9/30/95                                               $14.32

HAWKEYE BANCORPORATION
Financial Highlights & Historical Summary
(Unaudited in thousands)
------------------------------------------------------------------------------------------------
At the Period Ending:                                       September 30,          December 31,
                                                        1995             1994             1994
________________________________________________________________________________________________
Asset Quality:
Nonaccrual loans                                      $3,393           $4,633           $2,963
Restructured loans                                       672              763              491
Loans past due ninety days or more as
  to interest or principal payments                      657            1,060              939
Other real estate owned                                  393              666              941
                                                      ______           ______           ______
Total nonperforming assets                            $5,115           $7,122           $5,334
                                                      ======           ======           ======

Ratio of nonperforming assets to total assets            .26%             .38%             .28%

Ratio of net loan chargeoffs to average loans            .01 %           (.05)%           (.01)%

Average Balances:
Assets                                            $1,955,928       $1,856,128       $1,868,308
Deposits                                           1,689,412        1,621,793        1,630,026
Loans, net                                         1,266,231        1,149,527        1,167,150
Earning Assets                                     1,795,763        1,709,928        1,718,427
Shareholders' equity                                 184,992          167,792          169,147

________________________________________________________________________________________________



Graph Charts Data

Allowance for Loan Losses to Nonperforming Loans
1990                                                     152%
1991                                                     162%
1992                                                     240%
1993                                                     419%
1994                                                     486%
9/30/95                                                  456%

Primary Capital Ratio
1990                                                    8.43%
1991                                                    8.74%
1992                                                    8.94%
1993                                                    9.68%
1994                                                   10.04%
9/30/95                                                10.64%

HAWKEYE BANCORPORATION
Consolidated Balance Sheets
(Unaudited)
________________________________________________________________________________________________________________
                                                                              September 30,         December 31,
(Dollars in thousands)                                                    1995             1994            1994
________________________________________________________________________________________________________________
Assets
Cash and due from banks                                           $     96,917     $     89,689    $     93,276
Federal funds sold                                                      31,140           14,821          16,630
Interest bearing deposits in other banks                                   200              300             200
Other short-term investments                                            70,864           65,119          68,687
Securities available for sale(amortized cost--September 30, 1995--
  $287,536; December 31, 1994--$293,407; and
  September 30, 1994--$270,206)                                        287,270          265,365         284,682
Investment securities (market value--September 30, 1995--
  $129,289; December 31, 1994--$150,051; and
  September 30, 1994--$160,312)                                        127,896          160,438         152,077
Loans:
  Commercial                                                           264,112          261,275         272,103
  Agricultural                                                         153,805          173,701         159,854
  Real estate                                                          708,855          630,778         643,874
  Consumer                                                             171,817          156,861         158,297
________________________________________________________________________________________________________________
    Total loans                                                      1,298,589        1,222,615       1,234,128
Less allowance for loan losses                                          21,553           21,587          21,334
________________________________________________________________________________________________________________
    Net loans                                                        1,277,036        1,201,028       1,212,794
Premises and equipment, net                                             38,157           34,575          36,247
Accrued interest receivable                                             22,877           20,894          18,935
Goodwill and core deposit intangibles                                   21,564           19,553          21,185
Other assets                                                            18,644           19,574          22,162
________________________________________________________________________________________________________________
    Total assets                                                  $  1,992,565     $  1,891,356    $  1,926,875
================================================================================================================
Liabilities
Deposits:
  Noninterest bearing                                             $    204,619     $    213,068    $    216,729
  Interest bearing                                                   1,512,456        1,438,138       1,458,911
________________________________________________________________________________________________________________
    Total deposits                                                   1,717,075        1,651,206       1,675,640
Short-term borrowings:
  Federal funds purchased and other                                     15,003           18,558          23,616
  Short-term debt                                                        6,500            4,431           3,500
Long-term debt                                                          39,741           30,922          31,536
Other liabilities                                                       21,427           14,506          18,229
________________________________________________________________________________________________________________
    Total liabilities                                                1,799,746        1,719,623       1,752,521
================================================================================================================
Shareholders' Equity
Preference stock, no par value:
  Authorized 200,000,000 shares
  Issued:  September 30, 1994 -- 155,048 shares                                             179
Preferred stock, $1 par value:
  Authorized 5,000,000 shares
  Issued:  September 30, 1994 -- 113,094 shares                                             113
Common stock, no par, $.01 stated value
  Authorized 200,000,000 shares
  Issued:  September 30, 1995 -- 13,461,373 shares
           December 31, 1994 -- 13,350,249 shares
           September 30, 1994 -- 12,300,700 shares                         135              123             134
Capital surplus                                                        105,129          101,889         102,977
Retained earnings                                                       87,719           72,420          76,719
Unrealized loss on securities available for sale                          (164)          (2,991)         (5,476)
________________________________________________________________________________________________________________
    Total shareholders' equity                                         192,819          171,733         174,354
________________________________________________________________________________________________________________
    Total liabilities and shareholders' equity                    $  1,992,565     $  1,891,356    $  1,926,875
================================================================================================================
See notes to financial statements.

HAWKEYE BANCORPORATION
Consolidated Statements of Income
(Unaudited)
_________________________________________________________________________________________________________________
                                                               Three Months Ended            Nine Months Ended
                                                                  September 30,                September 30,
(In thousands except per share)                                1995           1994          1995            1994
_________________________________________________________________________________________________________________
Interest Income
  Loans                                                  $   28,384     $   24,079    $   81,406      $   67,899
  Securities:
   Taxable                                                    5,416          5,180        16,788          16,526
   Nontaxable                                                   913            880         2,797           2,639
  Federal funds sold and other                                1,714          1,147         4,909           3,431
_________________________________________________________________________________________________________________
   Total interest income                                     36,427         31,286       105,900          90,495

Interest Expense
  Deposits                                                   16,346         12,291        46,575          35,526
  Federal funds purchased and other                             254            210           856             506
  Short-term debt                                                61             18           140              72
  Long-term debt                                                639            485         1,766           1,310
_________________________________________________________________________________________________________________
   Total interest expense                                    17,300         13,004        49,337          37,414
_________________________________________________________________________________________________________________
Net interest income                                          19,127         18,282        56,563          53,081
Provision for loan losses                                       192              6           249              48
_________________________________________________________________________________________________________________
Net interest income after provision for loan losses          18,935         18,276        56,314          53,033
_________________________________________________________________________________________________________________
Other Income
  Insurance, real estate and advisory services                  407            559         1,095           1,405
  Trust and agency services                                   1,284          1,269         3,888           3,804
  Service charges                                               976            961         2,927           2,901
  Fees                                                        3,484          2,780         9,458           8,874
  Investment security gains                                      25             35           104             396
  Other                                                       1,011            913         2,723           2,712
_________________________________________________________________________________________________________________
   Total other income                                         7,187          6,517        20,195          20,092

Other Expenses
  Salaries and employee benefits                              7,985          7,892        23,528          22,878
  Occupancy                                                   1,330          1,239         3,878           3,596
  Furniture and equipment                                     1,014            854         2,947           2,436
  Other                                                       6,043          5,988        19,825          18,349
_________________________________________________________________________________________________________________
   Total other expenses                                      16,372         15,973        50,178          47,259

   Income from operations, before taxes                       9,750          8,820        26,331          25,866
Income tax expense                                            3,681          2,781         9,004           8,420
_________________________________________________________________________________________________________________
   Net income                                            $    6,069     $    6,039    $   17,327      $   17,446
=================================================================================================================
Weighted average number of common shares,
  dilutive common share equivalents and other
  dilutive items                                             13,533         13,331        13,512         13,327

Earnings per common and common equivalent share          $      .45     $      .45    $     1.28      $    1.31
=================================================================================================================
See notes to financial statements.

HAWKEYE BANCORPORATION
Statements of Changes in Shareholders' Equity *
(Unaudited)
_________________________________________________________________________________________________________________________________
                                                  Preference  Preferred    Common     Capital   Retained  Unrealized
(Dollars in thousands)                                Stock       Stock     Stock     Surplus   Earnings   Gain(Loss)      Total
_________________________________________________________________________________________________________________________________
Balances, January 1, 1994                              $365        $113      $121    $101,677    $60,276                $162,552
Net income                                                                                        17,446                  17,446
Issuance of common stock                                                                   28                                 28
Preference stock conversions                           (186)                    2         184
Dividends:
  Preference stock                                                                                  (110)                   (110)
  Preferred stock                                                                                   (679)                   (679)
  Common stock                                                                                    (4,513)                 (4,513)
Unrealized loss on securities available for sale                                                             ($2,991)     (2,991)
_________________________________________________________________________________________________________________________________
Balances, September 30, 1994                           $179        $113      $123    $101,889    $72,420     ($2,991)   $171,733
=================================================================================================================================
Balances, January 1, 1995                                                    $134    $102,977    $76,719     ($5,476)   $174,354
Net income                                                                                        17,327                  17,327
Issuance of common stock                                                        1       2,152                              2,153
Dividends:
  Common stock                                                                                    (6,327)                 (6,327)
Unrealized loss on securities available for sale                                                               5,312       5,312
_________________________________________________________________________________________________________________________________
Balances, September 30, 1995                                                 $135    $105,129    $87,719      $ (164)   $192,819
=================================================================================================================================

HAWKEYE BANCORPORATION
Consolidated Average Funds and Rates *
(Unaudited)
_____________________________________________________________________________________________
                                                      Nine Months Ended September 30,
                                                     1995                        1994
                                             Average                     Average
(Dollars in thousands)                       Balance      Rate           Balance      Rate
_____________________________________________________________________________________________
Interest Earning Assets
  Loans                                  $  1,266,231     8.71%      $  1,149,527     8.01%
  Securities                                  431,879     6.49            465,261     5.92
  Federal funds sold and other                 97,653     6.72             95,140     4.82
_____________________________________________________________________________________________
   Total                                    1,795,763     8.07%      $  1,709,928     7.27%
_____________________________________________________________________________________________
Interest Bearing Liabilities
  Deposits                               $  1,498,000     4.16%      $  1,429,071     3.32%
  Federal funds purchased and other            20,530     5.57             18,168     3.72
  Short-term debt                               3,167     5.91              2,924     3.29
  Long-term debt                               34,634     6.82             28,630     6.12
_____________________________________________________________________________________________
   Total                                 $  1,556,331     4.24%      $  1,478,793     3.38%
_____________________________________________________________________________________________
Rate Analysis
  Interest income/earning assets                 8.07%                       7.27%
  Interest expense/earning assets                3.67                        2.93
   Net yield                                     4.39                        4.34
=============================================================================================
* See notes to financial statements.


The September 30, 1995 and 1994 rates in the table "Consolidated Average Funds and Rates" include the effect of taxable equivalent adjustments, using the statutory federal tax rate of 35%, in adjusting interest on tax-exempt loans and securities to a fully taxable basis.  The applicable taxable equivalent adjustments for 1995 were: loans $1,069 and securities $1,379.  Without these adjustments rates would have been: loans 8.60%, securities 6.06%, total 7.88% and net yield 4.21%.
The applicable taxable equivalent adjustments for 1994 were: loans $1,009 and securities $1,420.
Without these adjustments rates would have been: loans 7.90%, securities 5.51%, total 7.08% and and net yield 4.15%.

HAWKEYE BANCORPORATION
Consolidated Statements of Changes in Allowance for Loan Losses *
(Unaudited)
_______________________________________________________________________________________________________
                                                              Three Months Ended     Nine Months Ended
                                                                 September 30,          September 30,
(Dollars in thousands)                                         1995        1994       1995        1994
_______________________________________________________________________________________________________
Balance, beginning of period                                $21,553     $21,651    $21,334     $21,110
Provision charged to operating expense                          192           6        249          48
Loans charged off                                              (380)       (255)      (833)       (850)
Recoveries                                                      188         185        722       1,279
Allowance of acquired subsidiary at date of acquisition                                 81
_______________________________________________________________________________________________________
Balance, end of period                                      $21,553     $21,587    $21,553     $21,587
=======================================================================================================
*See notes to financial statements.

HAWKEYE BANCORPORATION
NOTES TO FINANCIAL STATEMENTS
(dollars in thousands except per share)

1. In the opinion of the Company, the accompanying unaudited financial statements contain all the adjustments (consisting of normal recurring accruals) necessary to present fairly its financial positions as of September
30, 1995 and 1994 and December 31, 1994, and its results of operations and changes in shareholders' equity for the periods ended September 30, 1995 and 1994.

2.  On August 4, 1995, the Company announced a merger with Mercantile
Bancorporation, Inc., the 16.0 billion St. Louis based bank holding company.
The transaction will be structured as a pooling of business interest. Under the terms of the agreement, Hawkeye shareholders will receive 0.585 shares of Mercantile stock for each share of Hawkeye common stock. The merger could be closed by late December or early January depeneding upon regulatory and shareholder approvals.

3.  The Company adopted Statement of Financial Accounting Standards No. 114,
"Accounting by Creditors for Impairment of a Loan", on January 1, 1995. Under the new standard, a loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, except that all collateral-dependent loans are measured for impairment based on the fair value of the collateral. When the future collectability of the recorded loan balance is expected, interest income may be recognized on a cash basis.

    At September 30, 1995, the recorded investment in loans for which impairment has been recognized in accordance with FAS 114 totaled $4.7 million, of which $3.8 million related to loans with no valuation allowance and $0.9 million related to loans with a corresponding valuation allowance of $0.3 million. The Company recognized $72 thousand of interest income on impaired loans for the first nine months of 1995.

4. Income taxes on operating income differ from statutory rates principally because of tax-exempt interest and goodwill amortization.

5. The Company entered into a new term loan agreement in April of 1994, which provides for long-term financing of $16 million; that a $2.5 million principal payment is required on the first day of April of each year, and the balance of the principal is payable on April 1, 2001; that interest is payable quarterly;
that the Company must comply with various financial and operating covenants;
and that essentially all common stock of the Subsidiary Banks are pledged as collateral. On June 2, 1995, the Company converted from a variable interest rate per annum equal to 90% of the Corporate Base Rate subject to a 5% floor and an 8% ceiling until April 1, 1997; to a fixed rate of 7.29% unitl June 2, 1998. At September 30, 1995, $13.5 million was outstanding under this agreement.

6. The following table sets forth the number of shares (in thousands) used to determine earnings per common and common equivalent share:

                           Three Months Ended     Nine Months Ended
                              September 30,          September 30,
                            1995         1994     1995          1994
--------------------------------------------------------------------
Common shares            13,461        12,280   13,449        12,187
Common share equivalents:
 Incremental shares for
  stock option plans         72            43       63            38
 Preference shares                        176                    269
 Preferred shares                         832                    833
--------------------------------------------------------------------
                         13,533        13,331   13,512        13,327
--------------------------------------------------------------------

